                                 TENZER GREENBLATT LLP
                                 THE CHRYSLER BUILDING
                                 405 LEXINGTON AVENUE
                                 NEW YORK, NEW YORK 10174
                                    (212) 885-5000

                                 CABLE:"TENGRAN NEW YORK"
                                 FACSIMILE:(212) 885-5001


                                 February 21, 1997

Cooper Life Sciences, Inc.
160 Broadway
New York, New York 10038

Gentlemen:

                  You have requested our opinion with respect to the offering by you, Cooper life Sciences, Inc., a Delaware corporation (the "Company"), pursuant to the provisions of the Company's 1991 Stock Incentive Plan (the "Incentive Plan") and the Company's Stock Option Plan for Non-Employee Directors (the "Director Plan") and a Registration Statement (the "Registration Statement") on Form S-8, under the Securities Act of 1933, as amended (the "Act"), of up to 300,000 shares and 25,000 shares, respectively, (collectively, the "Shares") of common stock, par value $.10 per share, of the Company, issuable upon exercise of options granted and eligible for future grant under the Incentive Plan and the Director Plan, respectively.

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon representations of an executive officer and agents of the Company.

                  Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Incentive Plan or the Director Plan, as the case may be, and the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

Cooper Life Sciences, Inc.
February 21, 1997
Page 2


                  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                             Very truly yours,


                                             /s/ Tenzer Greenblatt LLP

                                             TENZER GREENBLATT LLP